UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2026 (May 8, 2026)

XENOUS HOLDINGS, INC.
(Exact name of registrant as specified in Charter)

Nevada	87-0363526
(State or other jurisdiction of incorporation or organization)	(IRS Employee Identification No.)

Room 1120, 11th Floor, Peninsula Centre,

67 Mody Road

Tsim Sha Tsui, East Kowloon

Hong Kong

(Address of Principal Executive Offices)

+852 6464-2017

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Common Stock	XITO	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2026, Mr. Jonathan Chan Ye Earn (“Mr. Chan”) resigned as our Chief Executive Officer and Director of Xenous Holdings, Inc. (the “Company” or “Xenous”), effective from May 8, 2026. The resignation by Mr. Chan were not the result of any disagreement with the Company regarding its operations, policies, or practices.

On the same day, the Board of Directors of the Company appointed Mr. Dingwen Zhang (“Mr. Zhang”) to fill in the vacancy on the Board, resulting from Mr. Chan’s resignation, effective immediately. Mr. Zhang will serve as the Executive Officer and Director of the Company.

The biography for Mr. Zhang is set forth below:

Mr. Dingwen Zhang serves as our chief executive officer and a Director. Since June 2023, Mr. Zhang has been serving as the founder and the chief executive officer of Soon Fund. Since January 2023, Mr. Zhang has been serving as the managing director of QMetaverse. Since October 2020, Mr. Zhang served as the founder of Beishang Capital (Shenzhen) Group Co., Ltd. Mr. Zhang obtained his Bachelor of Finance from Tsinghua University in the People’s Republic of China in 2018.

Mr. Zhang has no family relationships with any of the executive officers or directors of the Company. There are no employment agreements between the Company and Mr. Zhang, nor are there any arrangement or plan in which the Company will provide compensation, bonus, pension, retirement, or similar benefits to Mr. Zhang. There have been no transactions to which the Company was or is to be a party, in which Mr. Zhang had, or will have, a direct or indirect material interest.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text actual Agreement, which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Xenous Holdings, Inc.

Date: May 12, 2026	By:	/s/ Dingwen Zhang
Dingwen Zhang
Chief Executive Officer
(Principal Executive Officer)

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